Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. RAISES FISCAL YEAR 2010 EARNINGS GUIDANCE

SUFFERN, NY – DECEMBER 16, 2009 - Dress Barn, Inc. (NASDAQ - DBRN) today announced, during its Investor Day held at the Grand Hyatt in New York City, increased earnings guidance for its fiscal year ending July 31, 2010.

The Company raises its diluted earnings per share guidance for fiscal 2010 in the range of $1.35 to $1.45 compared with its previous earnings guidance of $1.20 to $1.30 per diluted share.  This fiscal 2010 increased earnings per share guidance is based on better than expected year to date performance at dressbarn, maurices and Justice stores and other various assumptions.  Our earnings guidance includes Justice results from the completion of the merger on November 25th to the end of the July fiscal year.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality casual and career women’s fashion apparel through its dressbarn and maurices brands and girls’ apparel through its Justice brand.  As of December 14, 2009, the Company operated 846 dressbarn stores in 47 states, 741 maurices stores in 44 states and 906 Justice stores in 45 states and Puerto Rico. For more information, please visit www.dressbarn.com, www.maurices.com and www.shopjustice.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is available in our most recent report on Form 10-K for the year ended July 25, 2009 and Form 10-Q for the quarter ended October 24, 2009.

CONTACT:	Dress Barn, Inc. Investor Relations (845) 369-4600